SECURITY BENEFIT LIFE INSURANCE COMPANY

TERMINAL ILLNESS ENDORSEMENT

This Endorsement is attached to and made a part of this Contract (the "Contract") as of the Contract Date, or if later, the date shown below. The Contract is changed by adding the following:

This Endorsement shall govern on any full or partial Withdrawal of Contract Value/Account Value if:

1.	The Owner has been diagnosed with a Terminal Illness by a Licensed Physician;

2.	Such illness was first diagnosed after the Contract Date; and

3.	The request for Withdrawal must be accepted and Received by SBL along with:

a.	A properly completed claim form accepted and Received by SBL; and

b.	A written statement by the attending Licensed Physician certifying that the Owner has been diagnosed with a Terminal Illness and the date that such diagnosis was first made.

In the event that all the foregoing rules are met, SBL shall waive the [Surrender Charge, Market Value Adjustment, Bonus Recapture] that may be assessed as a result of the Withdrawal.

SBL reserves the right to have the Owner examined by a physician of SBL's choice and at SBL's expense to determine if the Owner is eligible for the waiver of charges as described herein.  SBL reserves the right to require the claim form and written statement described above with each request for Withdrawal.

DEFINITIONS

Licensed Physician

A Licensed Physician is a medical doctor licensed in the United States who is (i) practicing within the scope of that license and (ii) is not the Owner, Annuitant, Beneficiary, or a person related thereto.

Terminal Illness

A Terminal Illness is an incurable condition that, with a reasonable degree of medical certainty, will result in death within one year from the date of the Licensed Physician's statement.

NOTICE:  CONSULT YOUR TAX ADVISOR PRIOR TO REQUESTING THIS BENEFIT.  RECEIPT OF BENEFITS UNDER THIS ENDORSEMENT MAY BE SUBJECT TO AN IRS 10% PENALTY TAX IN ADDITION TO ANY INCOME TAX THAT MAY BE DUE.

SECURITY BENEFIT LIFE INSURANCE COMPANY

/s/ John F. Guyot
[John F. Guyot]
Secretary

_______________________
Endorsement Effective Date
(If Other Than Contract Date)